Exhibit 99.2

For Immediate Release: January 16, 2007

For More Information, Contact:
William D. Patterson, Senior Vice President and Chief Financial Officer

Phone: 603-913-2300
Fax: 603-913-2305

Public Utilities Commission Approves Postponement of Eminent Domain Proceedings

MERRIMACK, NH (January 16, 2007) - As reported earlier today, Pennichuck Corporation (NASDAQ: PNNW) and the City of Nashua, New Hampshire agreed to seek at least a 120-day postponement of the eminent domain proceedings, including the currently ongoing hearings, now pending before the Public Utilities Commission of the State of New Hampshire (the "PUC").

Acting on a motion submitted jointly by Pennichuck and Nashua, the PUC Commissioners today unanimously approved a 120-day postponement effective immediately.

Pennichuck Corporation is a holding company involved principally in the supply and distribution of potable water in southern and central New Hampshire through its three regulated water utilities. Its non-regulated, water-related activities include operations and maintenance contracts with municipalities and private entities in New Hampshire and Massachusetts. The Company's real estate operations are involved in the ownership, management and development of real estate in the greater Nashua, New Hampshire areas.

Pennichuck Corporation's common stock trades on the Nasdaq Stock Exchange under the symbol "PNNW". The Company's website is at www.pennichuck.com.

This news release contains certain forward-looking statements with respect to the financial condition, results of operations and business of Pennichuck Corporation. Forward-looking statements are based on current information and expectations available to management at the time the statements are made, and are subject to various factors, risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, timing and results of eminent domain proceedings before the NHPUC, and the impact thereof on consolidated business operations; timing and amount of regulated water utility rate relief; changes in general economic conditions, legislation or regulation and accounting factors affecting Pennichuck Corporation's financial condition and results of operations; and, the impact of weather. Investors are encouraged to access Pennichuck Corporation's annual and quarterly periodic reports filed with the Securities and Exchange Commission for financial and business information regarding Pennichuck Corporation, including a more detailed discussion of these and other risks and uncertainties that could affect Pennichuck Corporation's forward-looking statements.

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